                                   EXHIBIT 3.2


                      CERTIFICATE OF AMENDMENT OF ARTICLES
                            (AFTER ISSUANCE OF STOCK)


                           INTERNATIONAL BARTER CORP.


We the undersigned President and Secretary of the above named corporation do hereby certify:

That the Board of Directors of said corporation at a meeting duly convened, held on the 29th day of September, 1996, adopted a resolution to amend the original articles as follows:

         Article Number Four is amended to read as follows:

                  That the total number of common stock authorized that may be issued by the Corporation is Twenty Five Million (25,000,000) shares of stock with par value of .001 per share. Said shares may be issued by the corporation from time to time for such considerations as may be fixed by the Board of Directors.

The number of shares of the Corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 25,000; that the said change and amendment have been consented to and approved by a majority of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


                                           /s/  Steven White
                                           -------------------------------------
                                           President


                                           /s/ Norma Fetz
                                           -------------------------------------
                                           Secretary


State of Washington         )
                            )SS.
County of King              )

On this 22nd day of September, 1997, personally appeared before me, a Notary Public, who acknowledged that he/she/they, executed the above instrument.


     (Notary seal)                         /s/  Deanna Burnett Keener
        [SEAL]                             -------------------------------------
                                           Notary Public



                                      -75-